Exhibit 99.1

IMMEDIATE RELEASE

November 30, 2012

UNITED NATURAL FOODS, INC. ANNOUNCES

FIRST QUARTER FISCAL 2013 RESULTS

Q1 FISCAL 2013 NET SALES INCREASED BY 15.8% OVER Q1 FISCAL 2012 TO $1.4 BILLION

Highlights

•                  GAAP net income of $21.5 million for the first quarter of fiscal 2013; adjusted net income of $22.8 million, a 17.8% increase over adjusted net income for the first quarter of fiscal 2012

•                  GAAP diluted EPS of $0.43 for the first quarter of fiscal 2013; adjusted diluted EPS of $0.46, a 16.1% increase over adjusted diluted EPS for the first quarter of fiscal 2012

Providence, Rhode Island — November 30, 2012 — United Natural Foods, Inc. (Nasdaq: UNFI) (the “Company”)  today reported that net sales for the first quarter of fiscal 2013, ended October 27, 2012, totaled $1.410 billion, an increase of 15.8%, or $192.6 million, over $1.217 billion in net sales recorded in the first quarter of fiscal 2012. The Company’s previously-announced acquisitions of certain assets of three distributors completed during the first quarter of fiscal 2013 contributed $11.2 million in net sales during the first quarter of fiscal 2013.  Excluding these incremental net sales, the Company’s net sales increased by $181.4 million, or 14.9%, in the first quarter of fiscal 2013 compared to the first quarter of fiscal 2012.

“Despite moderated inflation and higher than anticipated product shortages, strong consumer demand continued to drive steady growth for our products and services during the quarter,” said Steven Spinner, President and Chief Executive Officer. “We anticipate growth for the holiday season should remain strong as consumers continue to move towards a healthier lifestyle.”

Total operating expenses in the first quarter of fiscal 2013 increased by $8.3 million, or 4.4%, to $199.4 million, compared to the first quarter of fiscal 2012, which had total operating expenses of $191.1 million. Total operating expenses were 14.1% as a percentage of net sales for the first quarter of fiscal 2013, a decrease of 155 basis points compared with the first quarter of fiscal 2012.  Total operating expenses for the first quarter of fiscal 2013 included expenses of approximately $1.6 million related to the termination of a licensing agreement and the write-off of the associated intangible asset.  Total operating expenses for the first quarter of fiscal 2012 included $5.3 million in expenses related to the restructuring and divestiture of the Company’s conventional non-foods and general merchandise lines of business and $1.6 million in expenses related to the onboarding of a new national customer.  Excluding these expenses in each period, operating expenses as a percentage of net sales were 14.0% for the first quarter of fiscal 2013, a decrease of 110 basis points compared with the first quarter of fiscal 2012.

Non-cash rent expense associated with the Company’s previously announced new Aurora, Colorado distribution facility, which is scheduled to open in the fourth quarter of fiscal 2013, represented approximately $0.8 million in expense during the first quarter of fiscal 2013.

On a GAAP basis, operating income as a percentage of net sales increased 21.2% to 2.6% for the first quarter of fiscal 2013 from 2.1% for the first quarter of fiscal 2012.  Operating income for the first quarter of fiscal 2013 was $36.6 million, an increase of approximately $10.5 million, or 40.3%, from the comparable quarter in fiscal 2012. Adjusted to exclude the expenses associated with the write-off of the intangible asset, operating income as a percentage of net sales was 2.7% for the first quarter of fiscal 2013 and is consistent with the prior year comparable quarter’s operating income as a percentage of net sales adjusted to exclude the restructuring and onboarding expenses.  Operating income adjusted for the items described above increased 15.8% in the first quarter of fiscal 2013 to $38.2 million compared to $33.0 million in the first quarter of fiscal 2012.

Gross margin was 16.7% for the first quarter of fiscal 2013, which represents a 110 basis point decline from gross margin of 17.8% for the first quarter of fiscal 2012.  Gross margin for the first quarter of fiscal 2013 was negatively affected by higher supplier out of stocks, increased inbound freight costs as well as the Company’s drive to maintain higher service levels, which together represented approximately 70% of the year over year decline.  The continued shift in customer mix towards the supernatural and conventional supermarket channels also negatively impacted gross margin during the first quarter of fiscal 2013.

Other expense, net, reflects $4.9 million in expense associated with an agreement in principle to settle a multi-state unclaimed property audit primarily related to an acquisition completed in 2007. The Company finalized a settlement agreement in November, and will make payment in the second quarter of fiscal 2013.

GAAP net income for the first quarter of fiscal 2013 increased by $6.4 million, or 42.1%, to $21.5 million, or $0.43 per diluted share, from $15.2 million, or $0.31 per diluted share, for the first quarter of fiscal 2012.  Earnings per diluted share, adjusted to exclude the after-tax expenses associated with the write-off of the intangible asset, the unclaimed property settlement described above and the discrete tax benefit of $2.7 million primarily related to the reversal of reserves for uncertain tax positions were $0.46 for the first quarter of fiscal 2013.

“UNFI continued to execute on its strategic plan during our first quarter,” added Mr. Spinner. “I’m proud of our continued drive towards operational excellence during this very important holiday season. We are currently in the process of integrating our recent acquisitions into our existing operations, and expect all integration tasks to be completed by the end of our third quarter of fiscal 2013.”

Conference Call & Webcast

The Company’s first quarter fiscal 2013 conference call and audio webcast will be held at 10:00 a.m. EST on November 30, 2012.  The audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investors section of the Company’s website at www.unfi.com.  The online archive of the webcast will be available on the Company’s website for 30 days.

About United Natural Foods

United Natural Foods, Inc. (http://www.unfi.com) carries and distributes more than 65,000 products to more than 27,000 customer locations throughout the United States and Canada. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Fortune in 2006 — 2010 and 2012 as one of its “Most Admired Companies,” winner of the Supermarket News 2008 Sustainability Excellence Award, recognized by the Nutrition Business Journal for its 2009 Environment and Sustainability Award and chosen by Food Logistics Magazine as one of its 2012 Top 20 Green Providers.

For more information on United Natural Foods, Inc., visit the Company’s website at www.unfi.com.

AT THE COMPANY:	FINANCIAL RELATIONS BOARD
Mark Shamber	Joseph Calabrese
Chief Financial Officer	General Information
(401) 528-8634	(212) 827-3772

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission on September 26, 2012 and other filings the Company makes with the SEC, and include, but are not limited to, the Company’s dependence on principal customers; the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer spending trends; the Company’s ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the resulting lower gross margins on the sales; the Company’s reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; the Company’s ability to timely and successfully deploy its new warehouse management system throughout its distribution centers; increased fuel costs; the Company’s sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company’s business; the potential for disruptions in the Company’s supply chain by circumstances beyond its control; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; and management’s allocation of capital and the timing of capital expenditures.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Financial Measures:  To supplement its financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release non-GAAP financial measures (including operating expenses, operating income, net income and earnings per diluted share) in each case excluding certain unusual expenses as described in more detail within this press release.  The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables appearing below labeled “Consolidated Statements of Income with Adjustments” for the three months ended October 27, 2012 and October 29, 2011.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting its operating expenses, operating income, net income and earnings per diluted share for the first quarter of fiscal 2013 excluding these expenses facilitates making period-to-period comparisons and is a meaningful indication of its operating performance. The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance during the 2013 fiscal year versus the comparable periods in the 2012 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per share data)

	Three months ended
	October 27, 2012	October 29, 2011

Net sales	$1,410,037	$1,217,428
Cost of sales	1,174,084	1,000,315

Gross profit	235,953	217,113

Operating expenses	197,758	185,713
Restructuring and asset impairment	1,629	5,345
Total operating expenses	199,387	191,058

Operating income	36,566	26,055

Other expense (income):
Interest expense	978	1,073
Interest income	(173)	(170)
Other, net	4,781	141
Total other expense	5,586	1,044

Income before income taxes	30,980	25,011

Provision for income taxes	9,444	9,854

Net income	$21,536	$15,157

Basic per share data:
Net income	$0.44	$0.31

Weighted average basic shares of common stock	49,142	48,594

Diluted per share data:
Net income	$0.43	$0.31

Weighted average diluted shares of common stock	49,585	48,889

UNITED NATURAL FOODS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except per share data)

	October 27, 2012	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$8,939	$16,122
Accounts receivable, net	338,577	305,177
Inventories	719,673	578,555
Deferred income taxes	25,353	25,353
Prepaid expenses and other current assets	20,610	21,654
Total current assets	1,113,152	946,861

Property and equipment, net	276,393	278,455

Other assets:
Goodwill	203,436	193,741
Intangible assets, net	53,060	52,496
Other assets	25,683	22,393
Total assets	$1,671,724	$1,493,946

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$349,304	$242,179
Accrued expenses and other current liabilities	104,073	91,632
Current portion of long-term debt	566	350
Total current liabilities	453,943	334,161

Notes payable	148,933	115,000
Deferred income taxes	36,267	36,260
Other long-term liabilities	28,193	29,174
Long-term debt, excluding current portion	940	635
Total liabilities	668,276	515,230

Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value, authorized 100,000 shares; 49,279 issued and outstanding shares at October 27, 2012; 49,011 issued and outstanding shares at July 28, 2012	493	490
Additional paid-in capital	367,285	364,598
Unallocated shares of Employee Stock Ownership Plan	(48)	(89)
Accumulated other comprehensive income	2,361	1,896
Retained earnings	633,357	611,821
Total stockholders’ equity	1,003,448	978,716

Total liabilities and stockholders’ equity	$1,671,724	$1,493,946

UNITED NATURAL FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three months ended
	October 27, 2012	October 29, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,536	$15,157
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,119	9,592
Share-based compensation	4,714	3,910
Excess tax benefits from share-based payment arrangements	(30)	(455)
Provision for doubtful accounts	691	1,296
Gain on disposals of property and equipment	(19)	(258)
Intangibles impairment charge	1,629	—
Unrealized gain on foreign exchange	122	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(30,216)	(54,108)
Inventories	(140,067)	(135,363)
Prepaid expenses and other assets	(1,463)	3,514
Accounts payable	76,165	52,539
Accrued expenses and other current liabilities	1,360	10,713
Net cash used in operating activities	(55,459)	(93,463)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of acquired businesses, net of cash acquired	(9,235)	(31)
Capital expenditures	(4,573)	(7,801)
Proceeds from disposals of property and equipment	20	277
Net cash used in investing activities	(13,788)	(7,555)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under notes payable	34,036	70,460
Increase in bank overdraft	30,352	31,029
Payment of employee restricted stock tax withholdings	(3,217)	(1,203)
Proceeds from exercise of stock options	1,165	1,756
Repayments of long-term debt	(100)	(1,261)
Excess tax benefits from share-based payment arrangements	30	455
Capitalized debt issuance costs	(7)	—
Net cash provided by financing activities	62,259	101,236

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(195)	(69)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,183)	149
Cash and cash equivalents at beginning of period	16,122	16,867
Cash and cash equivalents at end of period	$8,939	$17,016

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$932	$1,056
Income taxes, net of refunds	$4,113	$3,716

UNITED NATURAL FOODS, INC.

CONSOLIDATED STATEMENTS OF INCOME WITH ADJUSTMENTS

Reconciliation of GAAP Results to Non-GAAP Presentation (Unaudited)

(In thousands, except per share data)

	Three months ended October 27, 2012
	GAAP	Adjustments		Adjusted

Net sales	$1,410,037	—		$1,410,037
Cost of sales	1,174,084	—		1,174,084

Gross profit	235,953	—		235,953

Operating expenses	197,758	—		197,758
Restructuring and asset impairment	1,629	(1,629	)(a)	—
Total operating expenses	199,387	(1,629)		197,758

Operating income	36,566	1,629		38,195

Other expense (income):
Interest expense	978	—		978
Interest income	(173)	—		(173)
Other, net	4,781	(4,900	)(b)	(119)
Total other expense	5,586	(4,900)		686

Income before income taxes	30,980	6,529		37,509

Provision for income taxes	9,444	5,274	(c)	14,718

Net income	$21,536	$1,255		$22,791

Basic per share data:
Net income	$0.44	$0.03		$0.46 *

Weighted average basic shares of common stock	49,142	—		49,142

Diluted per share data:
Net income	$0.43	$0.03		$0.46

Weighted average diluted shares of common stock	49,585	—		49,585

*                 Total reflects rounding

(a)         Represents expense incurred as a result of the termination of a long-term licensing agreement and the write-off of the associated intangible asset.

(b)         Represents expense accrued in connection with agreement in principle to settle multi-state unclaimed property audit.

(c)          Represents the additional tax expense related to adjustment for the expenses above, as well as a discrete tax benefit of $2.7 million primarily related to the reversal of reserves for uncertain tax positions.

UNITED NATURAL FOODS, INC.

CONSOLIDATED STATEMENTS OF INCOME WITH ADJUSTMENTS

Reconciliation of GAAP Results to Non-GAAP Presentation (Unaudited)

(In thousands, except per share data)

	Three months ended October 29, 2011
	GAAP	Adjustments		Adjusted

Net sales	$1,217,428	—		$1,217,428
Cost of sales	1,000,315	—		1,000,315

Gross profit	217,113	—		217,113

Operating expenses	185,713	(1,577	)(a)	184,136
Restructuring and asset impairment	5,345	(5,345	)(b)	—
Total operating expenses	191,058	(6,922)		184,136

Operating income	26,055	6,922		32,977

Other expense (income):
Interest expense	1,073	—		1,073
Interest income	(170)	—		(170)
Other, net	141	—		141
Total other expense	1,044	—		1,044

Income before income taxes	25,011	6,922		31,933

Provision for income taxes	9,854	2,727	(c)	12,581

Net income	$15,157	$4,195		$19,352

Basic per share data:
Net income	$0.31	$0.09		$0.40

Weighted average basic shares of common stock	48,594	—		48,594

Diluted per share data:
Net income	$0.31	$0.09		$0.40

Weighted average diluted shares of common stock	48,889	—		48,889

(a)         Represents expense incurred in connection with the onboarding of a new national customer.

(b)         Represents expense incurred in connection with the restructuring and divestiture of the Company’s conventional non-foods and general merchandise lines of business.

(c)          Represents the additional tax expense related to adjustment for the expenses above.